EXHIBIT 99.1

TRANSOCEAN LTD. REPORTS SECOND QUARTER 2019 RESULTS

•

Total contract drilling revenues were $758 million (total adjusted contract drilling revenues of $805 million), compared with  $754 million in the first quarter of 2019 (total adjusted contract drilling revenues of $799 million);

•	Revenue efficiency(1) was 97.8%, compared with 97.9% in the prior quarter;
•	Operating and maintenance expense was $510 million, compared with $508 million in the prior period;
•

Net loss attributable to controlling interest was $208 million, $0.34 per diluted share, compared with net loss attributable to controlling interest of $171 million, $0.28 per diluted share, in the first quarter of 2019;

•

Adjusted net loss was $209 million, $0.34 per diluted share, excluding $1 million of net favorable items. This compares with adjusted net loss of $181 million, $0.30 per diluted share, in the prior quarter;

•	Adjusted EBITDA was $257 million, compared with adjusted EBITDA of $254 million in the prior quarter; and
•	Contract backlog was $11.4 billion as of the July 2019 Fleet Status Report.

STEINHAUSEN, Switzerland—July 29, 2019—Transocean Ltd. (NYSE: RIG) today reported net loss attributable to controlling interest of $208 million, $0.34 per diluted share, for the three months ended June 30, 2019.

Second quarter 2019 results included net favorable items of $1 million as follows:

•	$9 million, $0.01 per diluted share, gain on bargain purchase, and
•	$5 million related to discrete tax items.

These favorable items were partially offset by:

•	$9 million, $0.01 per diluted share, loss on retirement of debt,
•	$3 million loss on impairment or disposal assets, and
•	$1 million in acquisition and restructuring costs.

After consideration of these net favorable items, second quarter 2019 adjusted net loss was $209 million, or $0.34 per diluted share.

Contract drilling revenues for the three months ended June 30, 2019,  sequentially increased $4 million, primarily due to an additional operating day.

The second quarter included a non-cash revenue reduction of $47 million from contract intangible amortization associated with the Songa and Ocean Rig acquisitions. The first quarter non-cash revenue reduction from contract intangible amortization was $45 million.

Operating and maintenance expense was $510 million, compared with $508 million in the prior quarter. The sequential increase was the result of higher in-service maintenance cost across our fleet.

General and administrative expense was $45 million, compared with  $49 million in the prior quarter.  The decrease was primarily due to costs related to the Ocean Rig acquisition incurred in the first quarter that were not repeated in the second quarter.

Interest expense, net of amounts capitalized, was $168 million, compared with $166 million in the prior quarter and capitalized interest was $9 million in each quarter. Interest income was $12 million, compared with $10 million in the prior quarter.

The Effective Tax Rate(2) was (21.9)%,  down from 4.5% in the prior quarter.  The decrease was primarily due to settlements of various uncertain tax positions, partially offset by changes in the valuation allowance related to deferred tax assets and adjustments to our deferred taxes on a new operating structure in the U.S. Additionally, the relative blend of income from operations from certain jurisdictions and first quarter financial results impacted the effective tax rate.

Cash flows provided by operating activities was $153 million, compared to cash used in operating activities of $51 million in the prior quarter. Second quarter cash provided by operating activities increased primarily due to increased collections from customers.

Second quarter 2019 capital expenditures of  $86 million were related to the company’s newbuild drillships coupled with capital expenditures primarily relating to capital upgrades for certain rigs in our existing fleet. This compares with $52 million in the previous quarter.

“We continued to operate at a high level throughout the second quarter, with strong rig uptime and attained performance bonuses producing revenue efficiency of approximately 98% across our global floater fleet,” said Jeremy Thigpen, President and Chief Executive Officer. “As importantly, we generated strong cash flows from operations of $153 million through the efficient conversion of our industry best $11.4 billion backlog.”

Thigpen added, “Despite some continued uncertainty around oil prices, offshore project economics remain compelling, driving increases in floater contracting and increasing dayrates in both the harsh environment and ultra-deepwater markets.”

Thigpen concluded: “Our industry-leading floater fleet, consistently strong operating performance, solid liquidity position, and enviable backlog, position us well as the market continues to recover.”

Non-GAAP Financial Measures

We present our operating results in accordance with accounting principles generally accepted in the U.S. (U.S. GAAP). We believe certain financial measures, such as Adjusted Contract Drilling Revenues, EBITDA, Adjusted EBITDA and Adjusted Net Income, which are non-GAAP measures, provide users of our financial statements with supplemental information that may be useful in evaluating our operating performance. We believe that such non-GAAP measures, when read in conjunction with our operating results presented under U.S. GAAP, can be used to better assess our performance from period to period and relative to performance of other companies in our industry, without regard to financing methods, historical cost basis or capital structure. Such non-GAAP measures should be considered as a supplement to, and not as a substitute for, financial measures prepared in accordance with U.S. GAAP.

All non-GAAP measure reconciliations to the most comparative U.S. GAAP measures are displayed in quantitative schedules on the company’s website at: www.deepwater.com.

About Transocean

Transocean is a leading international provider of offshore contract drilling services for oil and gas wells. The company specializes in technically demanding sectors of the global offshore drilling business with a particular focus on ultra-deepwater and harsh environment drilling services, and believes that it operates one of the most versatile offshore drilling fleets in the world.

Transocean owns or has partial ownership interests in, and operates a fleet of 47 mobile offshore drilling units consisting of 31 ultra-deepwater floaters, 13 harsh environment floaters and three midwater floaters. In addition, Transocean is constructing four ultra-deepwater drillships and one harsh environment semisubmersible in which the company holds a 33.0% interest.

For more information about Transocean, please visit: www.deepwater.com.

Conference Call Information

Transocean will conduct a teleconference starting at 9 a.m. EST, 3 p.m. CEST, on Tuesday,  July 30, 2019, to discuss the results. To participate, dial +1 323-794-2590 and refer to conference code 6485183 approximately 10 minutes prior to the scheduled start time.

The teleconference will be simulcast in a listen-only mode at: www.deepwater.com, by selecting Investors, News, and Webcasts. Supplemental materials that may be referenced during the teleconference will be available at: www.deepwater.com, by selecting Investors, Financial Reports.

A replay of the conference call will be available after 12 p.m. EST, 6 p.m. CEST, on July 30, 2019. The replay, which will be archived for approximately 30 days, can be accessed at +1 719-457-0820, passcode 6485183. The replay will also be available on the company’s website.

Forward-Looking Statements

The statements described in this press release that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements contain words such as "possible," "intend," "will," "if," "expect," or other similar expressions. Forward-looking statements are based on management’s current expectations and assumptions, and are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, actual results could differ materially from those indicated in these forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, estimated duration of customer contracts, contract dayrate amounts, future contract commencement dates and locations, planned shipyard projects and other out-of-service time, sales of drilling units, timing of the company’s newbuild deliveries, operating hazards and delays, risks associated with international operations, actions by customers and other third parties, the future prices of oil and gas, the intention to scrap certain drilling rigs, the results of our final accounting for the periods presented in this press release,  the ability to successfully integrate the Transocean and Ocean Rig businesses, the success of our business following the acquisition of Ocean Rig UDW Inc. (“Ocean Rig”) and Songa Offshore SE (“Songa”),  and other factors, including those and other risks discussed in the company's most recent Annual Report on Form 10-K for the year ended December 31, 2018, and in the company's other filings with the SEC, which are available free of charge on the SEC's website at: www.sec.gov. Should one or more of these risks or uncertainties materialize (or the other consequences of such a development worsen), or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or expressed or implied by such forward-looking statements. All subsequent written and oral forward-looking statements attributable to the company or to persons acting on our behalf are expressly qualified in their entirety by reference to these risks and uncertainties. You should not place undue reliance on forward-looking statements. Each forward-looking statement speaks only as of the date of the particular statement, and we undertake no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that occur, or which we become aware of, after the date hereof, except as otherwise may be required by law. All non-GAAP financial measure reconciliations to the most comparative GAAP measure are displayed in quantitative schedules on the company’s website at: www.deepwater.com.

This press release, or referenced documents, do not constitute an offer to sell, or a solicitation of an offer to buy, any securities, and do not constitute an offering prospectus within the meaning of article 652a or article 1156 of the Swiss Code of Obligations. Investors must rely on their own evaluation of Transocean and its securities, including the merits and risks involved. Nothing contained herein is, or shall be relied on as, a promise or representation as to the future performance of Transocean.

Notes

(1)

Revenue efficiency is defined as actual contract drilling revenues for the measurement period divided by the maximum revenue calculated for the measurement period, expressed as a percentage. Maximum revenue is defined as the greatest amount of contract drilling revenues the drilling unit could earn for the measurement period, excluding amounts related to incentive provisions. See the accompanying schedule entitled “Revenue Efficiency.”

(2)

Effective Tax Rate is defined as income tax expense for continuing operations divided by income from continuing operations before income taxes. See the accompanying schedule entitled “Supplemental Effective Tax Rate Analysis.”

Analyst Contacts:

Bradley Alexander

+1 713-232-7515

Lexington May

+1 832-587-6515

Media Contact:

Pam Easton

+1 713-232-7647

TRANSOCEAN LTD. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per share data)
(Unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
	2019	2018	2019	2018

Contract drilling revenues	$758	$790	$1,512	$1,454

Costs and expenses
Operating and maintenance	510	431	1,018	855
Depreciation and amortization	219	211	436	413
General and administrative	45	52	94	99
	774	694	1,548	1,367
Loss on impairment	(1)	(1,014)	(1)	(1,014)
Gain (loss) on disposal of assets, net	(10)	1	(3)	6
Operating loss	(27)	(917)	(40)	(921)

Other income (expense), net
Interest income	12	13	22	25
Interest expense, net of amounts capitalized	(168)	(148)	(334)	(295)
Loss on retirement of debt	(9)	(2)	(27)	(2)
Other, net	23	—	31	(10)
	(142)	(137)	(308)	(282)
Loss before income tax expense	(169)	(1,054)	(348)	(1,203)
Income tax expense	37	85	29	148

Net loss	(206)	(1,139)	(377)	(1,351)
Net income (loss) attributable to noncontrolling interest	2	(4)	2	(6)
Net loss attributable to controlling interest	$(208)	$(1,135)	$(379)	$(1,345)

Loss per share
Basic	$(0.34)	$(2.46)	$(0.62)	$(2.99)
Diluted	$(0.34)	$(2.46)	$(0.62)	$(2.99)

Weighted-average shares outstanding
Basic	612	462	612	450
Diluted	612	462	612	450

TRANSOCEAN LTD. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions, except share data)
(Unaudited)

	June 30,	December 31,
	2019	2018

Assets
Cash and cash equivalents	$2,243	$2,160
Accounts receivable, net of allowance for doubtful accounts
of less than $1 at December 31, 2018	645	604
Materials and supplies, net of allowance for obsolescence
of $133 and $134 at June 30, 2019 and December 31, 2018, respectively	488	474
Restricted cash accounts and investments	610	551
Other current assets	222	159
Total current assets	4,208	3,948

Property and equipment	25,220	25,811
Less accumulated depreciation	(5,626)	(5,403)
Property and equipment, net	19,594	20,408
Contract intangible assets	703	795
Deferred income taxes, net	71	66
Other assets	1,048	448
Total assets	$25,624	$25,665

Liabilities and equity
Accounts payable	$276	$269
Accrued income taxes	29	70
Debt due within one year	349	373
Other current liabilities	807	746
Total current liabilities	1,461	1,458

Long-term debt	9,378	9,605
Deferred income taxes, net	208	64
Other long-term liabilities	1,820	1,424
Total long-term liabilities	11,406	11,093

Commitments and contingencies

Shares, CHF 0.10 par value, 639,674,422 authorized, 142,365,398 conditionally authorized, 617,970,525 issued and 611,741,184 outstanding at June 30, 2019, and 638,285,574 authorized, 143,754,246 conditionally
authorized, 610,581,677 issued and 609,649,291 outstanding at December 31, 2018	59	59
Additional paid-in capital	13,405	13,394
Accumulated deficit	(421)	(67)
Accumulated other comprehensive loss	(295)	(279)
Total controlling interest shareholders’ equity	12,748	13,107
Noncontrolling interest	9	7
Total equity	12,757	13,114
Total liabilities and equity	$25,624	$25,665

TRANSOCEAN LTD. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Six months ended
	June 30,
	2019	2018
Cash flows from operating activities
Net loss	$(377)	$(1,351)
Adjustments to reconcile to net cash provided by operating activities:
Contract intangible asset amortization	92	49
Depreciation and amortization	436	413
Share-based compensation expense	19	28
Loss on impairment	1	1,014
(Gain) loss on disposal of assets, net	3	(6)
Loss on retirement of debt	27	2
Deferred income tax expense	109	46
Other, net	11	5
Changes in deferred revenues, net	4	(72)
Changes in deferred costs, net	(6)	7
Changes in other operating assets and liabilities, net	(217)	(29)
Net cash provided by operating activities	102	106

Cash flows from investing activities
Capital expenditures	(138)	(92)
Proceeds from disposal of assets, net	40	23
Investments in unconsolidated affiliates	(62)	(106)
Unrestricted and restricted cash acquired in business combination	—	131
Proceeds from maturities of unrestricted and restricted investments	123	500
Deposits to unrestricted investments	—	(50)
Other, net	3	—
Net cash provided by (used in) investing activities	(34)	406

Cash flows from financing activities
Proceeds from issuance of debt, net of discount and issue costs	1,056	—
Repayments of debt	(834)	(388)
Proceeds from investments restricted for financing activities	—	26
Payments to terminate derivative instruments	—	(92)
Other, net	(26)	(26)
Net cash provided by (used in) financing activities	196	(480)

Net increase in unrestricted and restricted cash and cash equivalents	264	32
Unrestricted and restricted cash and cash equivalents, beginning of period	2,589	2,975
Unrestricted and restricted cash and cash equivalents, end of period	$2,853	$3,007

TRANSOCEAN LTD. AND SUBSIDIARIES
FLEET OPERATING STATISTICS

	Three months ended			Six months ended
	June 30,	March 31,	June 30,	June 30,	June 30,
Contract Drilling Revenues (in millions)	2019	2019	2018	2019	2018
Contract drilling revenues
Ultra-deepwater floaters	$486	$476	$470	$961	$848
Harsh environment floaters	251	258	252	509	456
Deepwater floaters	1	7	35	8	70
Midwater floaters	20	13	18	34	38
High-specification jackups	—	—	15	—	42
Total contract drilling revenues	$758	$754	$790	$1,512	$1,454

	Three months ended			Six months ended
	June 30,	March 31,	June 30,	June 30,	June 30,
Average Daily Revenue (1)	2019	2019	2018	2019	2018
Ultra-deepwater floaters	$335,400	$339,900	$377,600	$337,600	$379,300
Harsh environment floaters	301,700	286,300	304,600	293,700	292,700
Deepwater floaters	—	—	189,800	—	191,600
Midwater floaters	163,700	88,600	99,100	122,200	105,300
High-specification jackups	—	—	150,600	—	150,200
Total drilling fleet	$314,900	306,500	$308,300	$310,700	$298,600

	Three months ended			Six months ended
	June 30,	March 31,	June 30,	June 30,	June 30,
Utilization (2)	2019	2019	2018	2019	2018
Ultra-deepwater floaters	50%	47%	47%	48%	41%
Harsh environment floaters	76%	80%	81%	78%	82%
Deepwater floaters	—%	—%	100%	—%	100%
Midwater floaters	39%	40%	35%	40%	36%
High-specification jackups	—%	—%	95%	—%	96%
Total drilling fleet	56%	56%	57%	56%	55%

	Three months ended			Six months ended
	June 30,	March 31,	June 30,	June 30,	June 30,
Revenue Efficiency (3)	2019	2019	2018	2019	2018
Ultra-deepwater floaters	98%	100%	100%	99%	94%
Harsh environment floaters	95%	94%	95%	95%	95%
Deepwater floaters	—%	—%	92%	—%	93%
Midwater floaters	130%	92%	99%	111%	98%
High-specification jackups	—%	—%	100%	—%	100%
Total drilling fleet	98%	98%	97%	98%	95%

(1) Average daily revenue is defined as contract drilling revenues earned per operating day. An operating day is defined as a calendar day during which a rig is contracted to earn a dayrate during the firm contract period after commencement of operations.

(2) Rig utilization is defined as the total number of operating days divided by the total number of available rig calendar days in the measurement period, expressed as a percentage.

(3) Revenue efficiency is defined as actual contract drilling revenues for the measurement period divided by the maximum revenue calculation for the measurement period, expressed as a percentage. Maximum revenue is defined as the greatest amount of contract drilling revenues the drilling unit could earn for the measurement period, excluding amounts related to incentive provisions.

TRANSOCEAN LTD. AND SUBSIDIARIES
NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS
ADJUSTED NET INCOME (LOSS) AND ADJUSTED DILUTED EARNINGS (LOSS) PER SHARE
(In millions, except per share data)

	YTD	QTD	YTD
	06/30/19	06/30/19	03/31/19
Adjusted Net Loss
Net loss attributable to controlling interest, as reported	$(379)	$(208)	$(171)
Acquisition and restructuring costs	1	1	—
Gain on bargain purchase	(11)	(9)	(2)
Loss on impairment of assets	1	1	—
(Gain) loss on disposal of assets, net	1	2	(1)
Loss on retirement of debt	27	9	18
Discrete tax items and other, net	(30)	(5)	(25)
Net loss, as adjusted	$(390)	$(209)	$(181)

Adjusted Diluted Loss Per Share:
Diluted loss per share, as reported	$(0.62)	$(0.34)	$(0.28)
Acquisition and restructuring costs	—	—	—
Gain on bargain purchase	(0.02)	(0.01)	—
Loss on impairment of assets	—	—	—
(Gain) loss on disposal of assets, net	—	—	—
Loss on retirement of debt	0.05	0.01	0.03
Discrete tax items and other, net	(0.05)	—	(0.05)
Diluted loss per share, as adjusted	$(0.64)	$(0.34)	$(0.30)

	YTD	QTD	YTD	QTD	YTD	QTD	YTD
	12/31/18	12/31/18	09/30/18	09/30/18	06/30/18	06/30/18	03/31/18
Adjusted Net Income (Loss)
Net loss attributable to controlling interest, as reported	$(1,996)	$(242)	$(1,754)	$(409)	$(1,345)	$(1,135)	$(210)
Acquisition and restructuring costs	34	12	22	4	18	11	7
Gain on bargain purchase	(10)	(10)	—	—	—	—	—
Loss on impairment of goodwill and other assets	1,464	18	1,446	432	1,014	1,014	—
(Gain) loss on disposal of assets, net	(7)	(1)	(6)	1	(7)	(1)	(6)
Loss on retirement of debt	3	—	3	1	2	2	—
Discrete tax items and other, net	143	52	91	1	90	91	(1)
Net income (loss), as adjusted	$(369)	$(171)	$(198)	$30	$(228)	$(18)	$(210)

Adjusted Diluted Earnings (Loss) Per Share:
Diluted loss per share, as reported	$(4.27)	$(0.48)	$(3.86)	$(0.88)	$(2.99)	$(2.46)	$(0.48)
Acquisition and restructuring costs	0.07	0.02	0.05	0.01	0.05	0.03	0.02
Gain on bargain purchase	(0.02)	(0.02)	—	—	—	—	—
Loss on impairment of goodwill and other assets	3.13	0.03	3.18	0.93	2.26	2.19	—
Gain on disposal of assets, net	(0.01)	—	(0.02)	—	(0.02)	—	(0.02)
Loss on retirement of debt	0	—	0	—	—	—	—
Discrete tax items and other, net	0.30	0.11	0.20	—	0.20	0.20	—
Diluted earnings (loss) per share, as adjusted	$(0.79)	$(0.34)	$(0.44)	$0.06	$(0.50)	$(0.04)	$(0.48)

TRANSOCEAN LTD. AND SUBSIDIARIES
NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS
ADJUSTED CONTRACT DRILLING REVENUES
EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION AND RELATED MARGINS
(In millions, except percentages)

	YTD	QTD	YTD
	06/30/19	06/30/19	03/31/19

Contract drilling revenues	$1,512	$758	$754
Contract intangible amortization	92	47	45
Adjusted Contract Drilling Revenues	$1,604	$805	$799

Net loss	$(377)	$(206)	$(171)
Interest expense, net of interest income	312	156	156
Income tax expense (benefit)	29	37	(8)
Depreciation and amortization	436	219	217
Contract intangible amortization	92	47	45
EBITDA	492	253	239

Acquisition and restructuring costs	1	1	—
Loss on impairment of assets	1	1	—
(Gain) loss on disposal of assets, net	1	2	(1)
Gain on bargain purchase	(11)	(9)	(2)
Loss on retirement of debt	27	9	18
Adjusted EBITDA	$511	$257	$254

EBITDA margin	31%	31%	30%
Adjusted EBITDA margin	32%	32%	32%

	YTD	QTD	YTD	QTD	YTD	QTD	YTD
	12/31/18	12/31/18	09/30/18	09/30/18	06/30/18	06/30/18	03/31/18

Contract drilling revenues	$3,018	$748	$2,270	$816	$1,454	$790	$664
Contract intangible amortization	112	34	78	29	49	30	19
Contract drilling revenues before amortization	3,130	782	2,348	845	1,503	820	683
Drilling contract termination fees	(124)	(12)	(112)	(37)	(75)	(37)	(38)
Adjusted Contract Drilling Revenues	$3,006	$770	$2,236	$808	$1,428	$783	$645

Net income (loss)	$(2,003)	$(243)	$(1,760)	$(409)	$(1,351)	$(1,139)	$(212)
Interest expense, net of interest income	567	148	419	149	270	135	135
Income tax expense (benefit)	228	110	118	(30)	148	85	63
Depreciation expense	818	204	614	201	413	211	202
Contract intangible amortization	112	34	78	29	49	30	19
EBITDA	(278)	253	(531)	(60)	(471)	(678)	207

Acquisition and restructuring costs	34	12	22	4	18	11	7
Loss on impairment of goodwill and other assets	1,464	18	1,446	432	1,014	1,014	—
Gain on bargain purchase	(10)	(10)	—	—	—	—	—
(Gain) loss on disposal of assets, net	(7)	(1)	(6)	1	(7)	(1)	(6)
Loss on retirement of debt	3	—	3	1	2	2	—
	1,206	272	934	378	556	348	208

Drilling contract termination fees	(124)	(12)	(112)	(37)	(75)	(37)	(38)
Adjusted EBITDA	$1,082	$260	$822	$341	$481	$311	$170

EBITDA margin	(9)%	32%	(23)%	(7)%	(31)%	(83)%	30%
Adjusted EBITDA margin	36%	34%	37%	42%	34%	40%	26%

TRANSOCEAN LTD. AND SUBSIDIARIES
SUPPLEMENTAL EFFECTIVE TAX RATE ANALYSIS
(In millions, except tax rates)

	Three months ended			Six months ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2019	2019	2018	2019	2018
Loss before income taxes	$(169)	$(179)	$(1,054)	$(348)	$(1,203)
Acquisition and restructuring costs	1	—	11	1	18
Gain on bargain purchase	(9)	(2)	—	(11)	—
Loss on impairment of goodwill and other assets	1	—	1,014	1	1,014
(Gain) loss on disposal of assets, net	2	(1)	(1)	1	(7)
Loss on retirement of debt	9	18	2	27	2
Adjusted loss before income taxes	$(165)	$(164)	$(28)	$(329)	$(176)

Income tax expense (benefit)	$37	$(8)	$85	$29	$148
Acquisition and restructuring costs	—	—	—	—	—
Gain on bargain purchase	—	—	—	—	—
Loss on impairment of goodwill and other assets	—	—	—	—	—
(Gain) loss on disposal of assets, net	—	—	—	—	—
Loss on retirement of debt	—	—	—	—	—
Changes in estimates (1)	5	25	(91)	30	(90)
Adjusted income tax expense (benefit) (2)	$42	$17	$(6)	$59	$58

Effective Tax Rate (3)	(21.9)%	4.5%	(8.0)%	(8.3)%	(12.3)%

Effective Tax Rate, excluding discrete items (4)	(25.4)%	(10.6)%	22.0%	(18.0)%	(32.5)%

(1) Our estimates change as we file tax returns, settle disputes with tax authorities or become aware of other events and include changes in
(a) deferred taxes, (b) valuation allowances on deferred taxes and (c) other tax liabilities.

(2) The three months ended June 30, 2019 included $12 million of additional tax expense, reflecting the cumulative effect of a decrease in the annual effective tax rate from the previous quarter estimate.

(3) Our effective tax rate is calculated as income tax expense divided by income before income taxes.

(4) Our effective tax rate, excluding discrete items, is calculated as income tax expense, excluding various discrete items (such as changes in estimates and tax on items excluded from income before income taxes), divided by income before income tax expense, excluding gains and losses on sales and similar items pursuant to the accounting standards for income taxes related to estimating the annual effective tax rate.